Exhibit (k)(iii)(d) - Security Agreement

MUTUAL FUND SECURITY AGREEMENT

This Agreement (the "Agreement") is made this 1st day of April, 2011 by and between DIVIDEND AND INCOME FUND, INC., a Maryland corporation with its principal office at 11 Hanover Square, New York, NY 10005, (the “Borrower”) and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, with an office at 100 Huntington Avenue, Tower 1, Floor 4, Boston, Massachusetts 02116 (hereinafter referred to as the "Bank").

WHEREAS, the Borrower, the Bank and certain other parties have entered into an Eighth Amendment to Committed Secured Leveraging Facility dated April 1, 2011 (the “Eighth Amendment”) whereby the Borrower is joined as a party to a Committed Loan Agreement dated as of July 18, 2003 among the Borrower, the Bank and certain other parties (as may be amended (including pursuant to the Eighth Amendment referred to above), restated, supplemented, extended or otherwise modified and in effect from time to time, the “Loan Agreement”), pursuant to which the Bank, subject to the terms and conditions contained therein, has, and may from time to time hereafter, make available a committed leveraging credit facility to the Borrower; and

WHEREAS, pursuant to the Eighth Amendment, the Bank, the Borrower and the other parties thereto have agreed to amend the Loan Agreement in certain respects, including to increase the maximum amount of loans available to the Borrower under the Loan Agreement, all as set forth more fully in such Eighth Amendment; and

WHEREAS, it is a condition precedent to the effectiveness of the Eighth Amendment that the Borrower enter into this Agreement in order to grant a security interest in favor of the Bank as set forth herein; and

WHEREAS, the Borrower desires to grant a security interest in favor of the Bank as herein provided;

THEREFORE, for good and valuable consideration, the receipt whereof is hereby acknowledged, the Bank and the Borrower agree as follows:

1.           The Indebtedness. The security interest granted hereby is to secure payment and performance of any and all loans, advances, credits and other financial accommodations heretofore, now or from time to time hereafter made, given or extended to the Borrower by or through the Bank, including any extensions or renewals thereof, as well as the payment or performance of any and all other liabilities or obligations of the Borrower to the Bank, in each case whether direct or indirect, absolute or contingent, sole, joint or several, secured or unsecured, due or to become due, now existing or hereafter arising, in each case whether created directly or acquired by assignment or otherwise, and in each case solely to the extent such loans, advances, credits, financial accommodations, and other liabilities or obligations arise or are incurred under the terms of the Loan Agreement or any Note (as defined in the Loan Agreement) issued thereunder or any other Loan Document (as defined in the Loan Agreement), including any amendments, restatements, extensions or renewals of any thereof (all of which shall hereinafter be referred to as the "Indebtedness").

2.           The Security Interest.  In order to secure the Indebtedness, the Borrower hereby pledges and grants to the Bank a continuing security interest in the property (whether now owned or hereafter acquired or arising) listed specifically on one or more Collateral Notices, each  substantially in the form of Exhibit A hereto, from time to time executed by the Borrower and delivered to the Bank, together with all proceeds of every kind or nature, and in whatever form (including both cash and non-cash) received now or in the future upon the sale or other disposition of any such property listed on any of such Collateral Notices, including without limitation insurance proceeds, and any and all cash payments or other property received as dividends, interest or other proceeds or accretions of any kind (hereinafter collectively referred to as the "Collateral").  The Collateral may include property of the following types and categories:

(a)           Securities.  Securities, whether in certificated or uncertificated form, now or hereafter owned by the Borrower or by third parties who have authorized the Borrower to pledge such securities for indebtedness outstanding to the Borrower and which now are or hereafter may be in the possession of the Bank or its designee, including a securities intermediary or clearing corporation (as defined in the Uniform Commercial Code, as enacted in Massachusetts, Massachusetts General Law Chapter 106 (as amended from time to time, the "UCC"), Section 8-102(a)(5) and (14)) or any securities intermediary, custodian or subcustodian, depository or clearing system operating outside the United States; or security entitlements which have been acquired by or are under the control of the Bank on the books of a securities intermediary or clearing corporation, domestic or foreign, or transferred by any other method acceptable to the Bank (e.g., by an account control agreement), including without limitation items in transit by mail or carrier to or from the Bank or in the possession of any third party (including any Federal Reserve Bank) acting in the Bank's behalf for safekeeping, as agent for collection or transmission, or otherwise (all of which shall hereinafter be referred to as "Securities");

(b)           Instruments.  Instruments (as defined in Section 9-102(a)(47) of the UCC), whether negotiable or non-negotiable (and regardless of their being attached to chattel paper), now or hereafter in the possession of the Bank or its agent or designee, and/or made payable to or endorsed to the Borrower or in which the Borrower has an interest, including without limitation due bills, dividend payment claims, checks and other writings of every kind or description evidencing a right to the payment of money however established or created;

(c)           Other Property.  Other property of any kind, tangible or intangible, of the Borrower delivered to or coming into the possession or control of the Bank at any time or from time to time, including without limitation all documents, letters of credit, advices of credit, warehouse or other receipts, insurance claims and proceeds, chattel paper (tangible or electronic), contract rights or rights to the payment of money; and

(d)           Delivery Rights.  Rights that the Borrower may have against the Bank for the delivery to or to the order of the Borrower of securities out of a pool of securities held for the account of the Bank in a securities depository or clearing system outside the United States or by a sub-custodian of the Bank outside the United States, such securities being hereafter referred to as "Pooled Securities".  At any time that there shall be any Indebtedness outstanding, the Bank shall be entitled to decline to deliver any Pooled Securities to or to the order of the Borrower unless it is satisfied in its sole discretion that immediately after such delivery the Bank shall be adequately secured (by way of it holding adequate Collateral or holding sufficient Pooled Securities in respect of which the Borrower has delivery rights).  Accordingly, any obligation of the Bank to deliver Pooled Securities to or to the order of the Borrower shall be conditional upon the Bank being satisfied in its sole discretion that it will immediately after such delivery be adequately secured against the Borrower's obligations in respect to the Indebtedness.

The foregoing Collateral shall be treated as "financial assets" as defined in Section 8-102(a)(9) of the UCC and shall include "investment property" as defined in Section 9-102(a)(49) of the UCC.

In addition to its security interests in the Collateral, the Bank shall have the right of set off and recoup against the Indebtedness any deposit account which the Borrower may maintain with the Bank.

3.           Bank's Rights Over Collateral.  Subject to any provisions of applicable law and in addition to any and all other rights which the Bank may have, or which may arise by action of the law, the Bank shall have the following rights and powers with respect to the Collateral:

(a)           Transfer of Collateral.  At any time, whether prior to or after the occurrence and continuance of a Default, the Bank may cause the Collateral, or any portion of it, to be transferred upon the books of the issuer thereof or upon the books of any third party, including without limitation any clearing corporation and any Federal Reserve Bank maintaining a book-entry account, to the Custodian (as defined in the Loan Agreement), or its nominee, and this Agreement shall be full authority for any such issuer or third party to make such transfer of deliver without liability;

(b)           Receipt of Distributions.  Following the occurrence and during the continuance of a Default, the Bank may collect and receive, and at its option apply to the Indebtedness, any distribution in cash or otherwise payable with respect to any Collateral and may at any time, demand, sue for, receive and collect any moneys or money damages which may otherwise be or become payable under or on account of such Collateral;

(c)           Bank's Preservation of Collateral.  At any time, whether prior to or after the occurrence and continuance of a Default, the Bank may, at its option, without prior notice to the Borrower, (i) discharge any taxes, liens, assessments, security interests and other encumbrances levied or placed on the Collateral, (ii) pay any expenses and costs reasonably necessary or convenient for the maintenance and preservation of the Collateral, and may use the Collateral therefor, (iii) pay for insurance on the Collateral, and (iv) after notice to the Borrower, exercise any right, including the right to purchase additional securities, appertaining to any security comprising part of the Collateral; provided, however, that the Bank shall have no obligation or duty to perform any of the foregoing.  The amount of any and all payments made pursuant to the foregoing shall be reimbursed by the Borrower upon demand or, at the option of the Bank, shall be added to the Indebtedness secured hereby;

(d)           Power of Attorney.  The Borrower hereby constitutes and irrevocably appoints the Bank as its attorney to execute, in its name and behalf, any and all endorsements, assignments and other documents which may be necessary for the Bank to place the Collateral or any of it in the Bank's own name or that of the Bank's nominee, to transfer the Collateral or any of it to a third party, to exercise any right appertaining to such Collateral, and/or to preserve, protect or dispose of such Collateral or any of it;

(e)           Responsibility of Bank for Collateral.  Beyond exercise of reasonable care in the custody of Collateral in its possession, which shall not include any duty to take steps to preserve rights against prior parties or third parties of any kind, the Bank shall be under no duty or liability to preserve or protect such Collateral or, with the exception of the duties of the Bank set forth in the following sentence, any rights pertaining thereto or to collect such Collateral or any income thereon, and shall have no other duties, responsibilities or liabilities in respect of such Collateral, and shall be absolutely relieved of all responsibilities for such Collateral upon surrendering it to the Borrower or the Borrower's agents.  Neither the Bank nor any of its officers or employees shall be responsible for notifying the Borrower of any right or option or other event appertaining to such Collateral or for taking any action in connection with such right or option or other event; except that it shall promptly after receipt forward to the Borrower any communication received by the Bank from the issuer of any security forming part of the Collateral which has been registered in the name of the Bank and will, with respect to any such security, promptly upon receipt of written instructions from the Borrower, given at least four (4) business days prior to the expiration date for taking any such action, together with payment from the Borrower of any necessary moneys in connection therewith, execute such documents as might be required to exercise any such right or option and forward such documents and moneys as set forth in said instructions; and

(f)           Notification of Obligors.  Following the occurrence and during the continuance of a Default, the Bank may notify the obligor on any instrument constituting Collateral to make payment to the Bank.

4.           Borrower’s Authorization to File Financing Statements.  The Borrower hereby authorizes the Bank at any time and from time to time to file in any UCC jurisdiction any initial financing statements and amendments thereto that (a) reasonably describes the Collateral, regardless of whether any particular asset comprising the Collateral falls within the scope of Article 9 of the UCC of the jurisdiction in which the financing statement is filed, and (b) contain any other information required by Part 5 of Article 9 of the UCC.

5.           Borrower's Additional Agreements.  The Borrower further agrees as follows:
(a)           Ownership of Collateral, Etc.  Except for the security interest herein granted and liens, security interests and encumbrances permitted by the Loan Agreement, the Borrower shall be the owner of or have other rights in the Collateral free from any right or claim of any other person or any lien, security interest or other encumbrance, and the Borrower shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to the Bank.  The Borrower shall not pledge, mortgage or create, or suffer to exist any right of any person in or claim by any person to the Collateral, or any security interest, lien or other encumbrance in the Collateral in favor of any person, other than the Bank except for liens, security interests and encumbrances permitted by the Loan Agreement.

(b)           Payment of Taxes, Etc.  The Borrower will pay when due, all taxes, assessments, liens, premiums and other charges, including without limitation any foreign stamp duties, with respect to or against the Collateral and will fully insure the same in favor of and to the satisfaction of the Bank against such perils, in such amounts and with such insurers as may be satisfactory to the Bank.

(c)           Stock Dividends and Distributions.  The Borrower will deliver to the Bank or otherwise place under its control, in each case to be held as Collateral, any and all stock dividends, warrants, options, rights, substituted shares or other securities distributed on account of the Collateral or received on account of the exercise by the Borrower of any option, warrant or right appertaining to any security constituting part of the Collateral.  In case such a distribution is made directly to the Bank, the Borrower will execute such assignments and other documents as the Bank may require in order to adequately make such distribution part of the Collateral hereunder.

(d)           Investment Property.  If the Borrower shall now or at any time hereafter hold or acquire any certificated securities constituting Collateral, the Borrower shall forthwith endorse, assign and deliver the same to the Bank, accompanied by such instruments of transfer or assignment duly executed in blank as the Bank may from time to time specify.  If any securities now or hereafter acquired by the Borrower constituting Collateral are uncertificated and are issued to the Borrower or its nominee directly by the issuer thereof, the Borrower shall promptly notify the Bank thereof and, at the Bank’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Bank, either (i) cause the issuer to agree to comply, without further consent of the Borrower or such nominee, at any time with instructions from the Bank as to such securities, or (ii) arrange for the Bank to become the registered owner of the securities.  If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by the Borrower and constituting Collateral are held by the Borrower or its nominee through a securities intermediary or commodity intermediary, the Borrower shall promptly notify the Bank thereof and, at the Bank’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Bank, either (A) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply, in each case without further consent of the Borrower or such nominee, at any time, with entitlement orders or other instructions from the Bank to such securities intermediary as to such securities or other investment property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Bank to such commodity intermediary, or (B) in the case of financial assets or other investment property held through a securities intermediary, arrange for the Bank to become the entitlement holder with respect to such investment property, with the Borrower being permitted, only with the consent of the Bank, to exercise rights to withdraw or otherwise deal with such investment property. The Bank agrees with the Borrower that the Bank shall not give any such entitlement orders, instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or the sale of any security by the Borrower, unless a Default (as defined in the Loan Agreement) has occurred and is continuing. The provisions of this paragraph shall not apply to any financial assets credited to a securities account or a commodity account for which the Bank is the securities intermediary or the commodity intermediary.

(e)           Electronic Chattel Paper and Transferable Records.  If the Borrower at any time holds or acquires Collateral consisting of an interest in any electronic chattel paper or any "transferable record," as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in §16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, the Borrower shall promptly notify the Bank thereof and, at the request and option of the Bank, shall take such action as the Bank may reasonably request to vest in the Bank control, under §9-105 of the UCC, of such electronic chattel paper, control, under §7-106 of the UCC, of such electronic document or control, under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, §16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The provisions of this paragraph relating to electronic documents and "control" under UCC §7-106 apply in the event, and only to the extent, that the 2003 revisions to Article 7, with related amendments to Article 9, of the UCC, in substantially the form approved by the American Law Institute and the National Conference of Commissioners on Uniform State Laws, are now or hereafter adopted and become effective in The Commonwealth of Massachusetts or in any other relevant jurisdiction.

(f)           Commercial Tort Claims.  If the Borrower shall, now or at any time hereafter, hold or acquire a commercial tort claim constituting Collateral, the Borrower shall promptly notify the Bank in a writing signed by the Borrower of the particulars thereof, with such writing to be in form and substance reasonably satisfactory to the Bank.

(g)           Promissory Notes and Tangible Chattel Paper.  If the Borrower shall, now or at any time hereafter, hold or acquire any promissory notes or tangible chattel paper constituting Collateral, the Borrower shall forthwith endorse, assign and deliver the same to the Bank, accompanied by such instruments of transfer or assignment duly executed in blank as the Bank may from time to time specify.

(h)           Organizational Changes.  Without providing at least thirty (30) days prior written notice to the Bank, the Borrower will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, (b) if the Borrower does not have an organizational identification number and later obtains one, the Borrower will forthwith notify the Bank of such organizational identification number, and (c) the Borrower will not change its type of organization, jurisdiction of organization or other legal structure without providing the Bank at least thirty (30) days prior written notice.

(i)           Instrument of Further Assurance.  Immediately, upon request of the Bank, the Borrower will execute such documents, instruments, agreements, endorsements and assignments, and shall take such actions as the Bank in its discretion may require in order better to secure, perfect, confirm or evidence the Indebtedness outstanding, the security interest granted hereby, or any of the Bank's rights and advantages intended hereunder with respect to the Borrower.

6.           Collateral Value, Replenishment, Substitution and Notice.

(a) The market value of the Collateral pledged hereunder shall be in an amount such that the Borrowing Base of the Borrower at all times equals or exceeds the aggregate amount of Loans outstanding to the Borrower under the Loan Agreement.  At any time that the aggregate amount of Loans outstanding to the Borrower under the Loan Agreement shall exceed the Borrowing Base for any reason, the Borrower, upon demand, shall pledge and deliver to the Bank (pursuant to an updated Collateral Notice in the form of Exhibit A) additional Collateral acceptable to the Bank and/or make payments or prepayments in reduction of its outstanding Loans sufficient to correct such shortfall.

(b) The Borrower may substitute cash, securities or other investment property of the types described in Section 2 above and satisfactory to the Bank in its discretion (collectively, “Specified Securities”) for all or any portion of the Collateral held in pledge by the Bank from time to time, provided that the Borrower complies with this Subsection 6(b).  If the Borrower wishes to substitute Specified Securities for all or any portion of the Collateral, the Borrower shall (i) provide to the Bank an updated Collateral Notice to the Bank in the form of Exhibit A hereto identifying the Specified Securities to be substituted (“New Securities”), the Collateral to be released from pledge hereunder (“Released Securities”), and the date of the substitution and release, (ii) provide to the Bank an updated Borrowing Base certificate in the form of Exhibit C to the Loan Agreement giving effect to the proposed substitution of New Securities, and (iii) deliver all of the New Securities to the Bank with all necessary endorsements.  Upon receipt of the updated Collateral Notice and Borrowing Base certificate and delivery of the New Securities, the Bank will release the Released Securities, provided that, after giving effect to such release, the following conditions shall be satisfied:

(A) no Default shall have occurred and be continuing;

(B) the Bank shall be satisfied in its reasonable discretion that the Borrowing Base of the Borrower shall be not less than the aggregate amount of the then outstanding Loans to the Borrower under the Loan Agreement;

(C) the Bank shall be satisfied in its reasonable discretion that, after giving effect to the substitution and release, the Bank shall have a perfected first-priority security interest in all of the Borrower’s right, title and interests in respect of the New Securities and the other Collateral; and

(D) the representations and warranties of the Borrower set forth herein shall be true and correct with respect to the Borrower’s interests in such New Securities and other Collateral.

(c) At the request of the Borrower (and delivery by the Borrower of (i) an updated Collateral Notice to the Bank in the form of Exhibit A hereto identifying the Collateral to be released from pledge hereunder and the date of the release, and (ii) an updated Borrowing Base certificate in the form of Exhibit C to the Loan Agreement giving effect to any proposed release), the Bank will release the security interest created by this Agreement over any part of the Collateral if, after giving effect to such release, each of the following conditions shall be satisfied:

(A) no Default shall have occurred and be continuing; and

(B) the Bank shall be satisfied in its reasonable discretion that the Borrowing Base of the Borrower shall be not less than the aggregate amount of the then outstanding Loans to the Borrower under the Loan Agreement.

(d) Prior to the maturity date of any security or instrument constituting Collateral, the Borrower will pledge Collateral of equal value as the maturing security or instrument and of a type satisfactory to the Bank (as determined by the Bank in its discretion) to the Bank in substitution of the maturing security or instrument.

7.           Remedies.  Upon the occurrence and during the continuance of a Default (as defined in the Loan Agreement), the Bank may, at its option, without notice or demand to the Borrower, declare the Indebtedness to be immediately due and payable (or, in the case of certain specified Defaults as provided in Sections II(3)(e) and (f) of the Loan Agreement, such Indebtedness shall become automatically due and payable without notice or demand by the Bank) and shall thereafter have in addition to all other rights and remedies hereunder, or under any other agreement or document executed by the Borrower, or available to the Bank by action of law, all the rights and remedies of a secured party under the UCC, including without limitation:

(a)           the right to take possession of the Collateral and, for such purpose, the Bank may require the Borrower to make the Collateral available to the Bank at a place designated by the Bank which is reasonably convenient to the Bank and the Borrower;

(b)           the right to sell or otherwise dispose of any or all of the Collateral in accordance with Article 9 of the UCC; and

(c)           the right, upon notice to the Borrower and otherwise subject to any applicable provisions of the UCC requiring further consent of the Borrower, to terminate its obligations to deliver to or to the order of the Borrower all Pooled Securities, whereupon the obligation of the Bank to deliver Pooled Securities to or to the order of the Borrower shall cease and there shall be set off against the Indebtedness the value of the Borrower’s Pooled Securities (established by the Bank by reference to a reputable independent pricing service acceptable to both the Bank and Borrower, Borrower's acceptance not to be unreasonably withheld).

Where reasonable notification of the time and place of such sale or other disposition is required by law, such requirement shall be met if notice is given in accordance with Section 9 of this Agreement at least five (5) days before the time of such sale or other disposition to each person entitled to such notice; provided however, that the Bank may dispose of the Collateral upon shorter notice if the Collateral is cash or threatens to decline speedily in value or is of a type customarily sold on a recognized market.  The Borrower hereby acknowledges that five (5) days prior notice of such sale or other disposition shall be reasonable notice.  The proceeds of the sale or other disposition shall be applied as set forth in Section 9-615(a) of the UCC with any remaining surplus to be paid to Borrower.  In addition, the Bank shall be entitled to all costs and expenses, including its reasonable attorney's fees and costs, incurred in the collection of the Indebtedness and the enforcement of its rights hereunder, all of which shall be deemed to be part of the Indebtedness and secured by the Collateral.  In addition, the Borrower hereby waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Bank’s rights hereunder.

In relation to any Securities and other property of the Borrower held by the Bank or its agent or designee in the United Kingdom, Sections 93 and 103 of the Law of Property Act 1925 shall not apply hereto and the statutory power of sale and other powers shall be exercisable by the Bank at any time after demand.  In relation to such securities and property of the Borrower, the Bank shall have all the powers conferred by Section 101 of the Law of Property Act notwithstanding that the charge contained herein may not be executed as a deed.

8.           Waiver of Notice, Etc.  Except as is otherwise expressly provided herein or required by law, the Borrower waives all demands and notices in connection with this Agreement, the Collateral (other than notices required to be given Borrower under Section 7 hereof), and the enforcement of the Bank's rights hereunder, and also waives presentment, demand, notice, protest and all other demands and notices in connection with any Indebtedness or the enforcement of the Bank's rights with respect thereto and hereby consents that the time of payment of any of the Indebtedness may be extended from time to time and that no such extension or other indulgence granted to any other party primarily or secondarily liable on any of the Indebtedness, no discharge or release of any such party and no substitution, release or surrender of Collateral shall discharge or otherwise affect the liability of the Borrower on or in respect of any Indebtedness.  No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of any such right or of any other right hereunder, and a waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion.

9.           Notice. Any demand upon or notice to the Borrower permitted or required hereunder shall be sufficient if given in a manner set forth in the Loan Agreement and shall be effective as set forth in the Loan Agreement.

10.           No Restrictions of Transfer, Authority.  The Borrower hereby warrants and represents to the Bank with respect to any and all stocks, bonds, and other securities held by the Bank as Collateral, that there are no restrictions on the transfer thereof other than as may appear on the face of the certificates, if in certificated form, or as to which the Borrower shall have notified the Bank in writing, and that the Borrower has the right and authority to transfer such securities free of any encumbrance and without the consent or further authorization of any other person.  The Borrower shall indemnify and hold harmless the Bank from any and all costs and expenses (including without limitation attorney’s fees) arising as a result of the claims and demands of all other persons respecting the Collateral.

11.           Expenses.  The Borrower will pay on demand all costs and expenses (including reasonable attorney’s fees) incurred or paid by the Bank in collecting any Indebtedness or protecting its rights hereunder upon any Default in respect thereof, and all costs and expenses so incurred shall be additional Indebtedness and secured by the Collateral.

12.           Successors and Assigns.  This Agreement shall inure to the benefit of the Bank, its successors and assigns, and shall be binding upon the Borrower and its permitted successors and assigns (subject to the provisions of the Loan Agreement regarding assignments).

13.           Definitions.  Except where otherwise defined herein, or where the context otherwise requires, any capitalized terms used herein shall have the meanings as provided for in the Loan Agreement.  All terms defined in the UCC shall for purposes of this Agreement be deemed to have the same meanings accorded to them under the UCC.

14.           Severability.  If any provision of this Agreement, or any portion of such provision of the application thereof to any person or circumstance shall to any extent be held invalid or unenforceable, the remainder of this Agreement (or the remainder of such provision) and the application thereof to other persons or circumstances shall remain in effect and shall not be affected thereby.

15.           Choice of Enforcement.  The Bank shall in all instances and at all times determine, in its sole discretion, its choice of rights and remedies and the order in which, and when, if at all, they shall be exercised and against whom, and against which Collateral, or any other security held by the Bank, it shall proceed, if at all, and in which order.  All rights and remedies available to the Bank hereunder, at law, in equity, or otherwise shall be cumulative and may be exercised singularly or concurrently.

16.           Sealed Instrument, Applicable Law.  This Agreement shall take effect as a sealed instrument and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts, without regard to the conflicts of law provisions thereof.

17.           Submission to Jurisdiction.  The Borrower agrees that any suit for the enforcement of this Agreement or any of the other Loan Documents may be brought in the courts of The Commonwealth of Massachusetts or any federal court sitting therein and consents to the nonexclusive jurisdiction of such court and the service of process in any such suit being made upon the Borrower by mail at its address specified in the Loan Agreement.  The Borrower hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

18.           WAIVER OF JURY TRIAL.  THE BORROWER AND THE BANK HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

19.           Reproduction of Documents.  This Agreement and all documents relating thereto, without limitation, confirmations and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process.  The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

20.           Miscellaneous.  The Bank and the Borrower agree that all persons dealing with the Borrower must look solely to the Borrower’s corporate property for the enforcement of any claim against the Borrower as neither the directors, officers, shareholders nor agents of the Borrower assume any personal liability for obligations entered into on behalf of the Borrower.  In addition, the Indebtedness secured pursuant to the terms of this Agreement shall be paid or satisfied solely from the assets of the Borrower, and the Bank shall have no right of recourse or offset against the assets of any other borrower under the Loan Agreement with respect to the Indebtedness of the Borrower secured hereby.

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IN WITNESS WHEREOF, the parties hereto have set forth their hands and seals, all as of the date and year first above written.

DIVIDEND AND INCOME FUND, INC.

By: /s/John F. Ramirez
Name: John F. Ramírez
Title: Vice President

STATE STREET BANK AND
  TRUST COMPANY

By: /s/Christopher Ducar
Name: Chirstopher Ducar
Title: Vice President

EXHIBIT A

FORM OF COLLATERAL NOTICE

DATE:                    _____________________________________________

TO:                          STATE STREET BANK AND TRUST COMPANY (“Bank”)

ATTN:                    _____________________________________________

FROM:                    DIVIDEND AND INCOME FUND, INC.

BORROWING OF:$________________________________

UNTIL APPROVAL BY THE BANK OF A SUBSTITUTION OR A RELEASE OF COLLATERAL AS PROVIDED THEREUNDER, THE SECURITIES OR OTHER ASSETS DESCRIBED BELOW ARE HEREBY PLEDGED AS COLLATERAL PURSUANT TO THE MUTUAL FUND SECURITY AGREEMENT:

SECURITIES:
CUSIP#	PAR VALUE	MARKET VALUE	DESCRIPTION

OTHER ASSETS:
DESCRIPTION:

DIVIDEND AND INCOME FUND, INC.

By:
Name:
Title:

[FOR RELEASES/SUBSTITUTIONS ONLY:]

[THE BORROWER REQUESTS THAT THE SECURITIES OR OTHER ASSETS DESCRIBED BELOW BE RELEASED PURSUANT TO THE PROVISIONS OF SECTION 6 OF THE MUTUAL FUND SECURITY AGREEMENT

SECURITIES:

CUSIP#	PAR VALUE	MARKET VALUE	DESCRIPTION

OTHER ASSETS:
DESCRIPTION:

DIVIDEND AND  INCOME FUND, INC.

By:
Name:
Title:

Agreed to:

STATE STREET BANK
AND TRUST COMPANY

By:
Name:
Title: